EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) of Asset Investors Corporation for the registration of 3,000,000 shares of Common Stock in connection with the Asset Investors Corporation 1998 Stock Incentive Plan of our reports (a) dated February 6,1998, with respect to the consolidated financial statements and schedules of Asset Investors Corporation and (b) dated February 6, 1998 with respect to the financial statements of Commercial Assets, Inc., both of which are included in the Annual Report (Form 10-K) for the year ended December 31, 1997 of Asset Investors Corporation, filed with the Securities and Exchange Commission. In addition, we consent to the incorporation by reference of
(a) our report dated April 16, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Salem Farms
Manufactured Home Community and (b) our report dated April 16, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Mullica Woods Adult Community, both of which are included in Amendment No. 1 to Asset Investors Corporation's Current Report on Form 8-K dated May 13, 1998, filed with the Securities and Exchange Commission;
(c) our report dated June 9, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Brentwood West Manufactured Home Community and (d) our report dated June 9, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Serendipity Manufactured Home Community, both of which are included in Amendment No. 1 to Asset Investors Corporation's Current Report on Form 8-K dated July 29, 1998, filed with the Securities and Exchange Commission; and
(e) our report dated September 25, 1998 with respect to the Statement of Excess of Revenues Over Specific Operating Expenses of The Gulfstream
Harbor Manufactured Home Communities included in Amendment No. 1 to Asset Investors Corporation's Current Report on Form 8-K dated September 28,
1998, filed with the Securities and Exchange Commission.


                                       ERNST & YOUNG LLP


September 29, 1998
Denver, Colorado